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EXHIBIT 23(b)  Consent of Meredith, Cardozo, Lanz & Chiu LLP.



                          CONSENT OF INDEPENDENT AUDITORS

We consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated November 20, 1997, relating to the financial statements of EIP Microwave, Inc., which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.


/s/ MEREDITH, CARDOZO, LANZ & CHIU LLP

MEREDITH, CARDOZO, LANZ & CHIU LLP
San Jose, California
February 17, 1998